Exhibit 99.1 Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

American Housing Income Trust, Inc.

Phoenix, Arizona

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of The NNMP Homes in New Mexico (the "Homes"), for the year ended December 31, 2015. Management is responsible for the preparation and fair presentation of this Statement. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of The NNMP Homes in New Mexico in conformity with accounting principles generally accepted in the United States of America.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of American Housing Income Trust, Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Homes’ revenues and expenses.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

Houston, Texas

October 6, 2016

THE NNMP HOMES IN NEW MEXICO

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2016 (Unaudited) and Year Ended December 31, 2015

	Six Months Ended	Year Ended
	June 30,	December 31,
	2016	2015
	(Unaudited)
Revenues:
Rental revenue	$53,307	$104,645

Certain operating expenses:
Property operating and maintenance	9,353	25,962
Real estate taxes and insurance	2,054	13,845
General and administrative	1,127	–
Total certain operating expenses	12,534	39,807

Revenues in excess of certain operating expenses	$40,773	$64,838

See accompanying notes to statements of revenues and certain operating expenses.

THE NNMP HOMES IN NEW MEXICO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2016 (unaudited)

and for the Year Ended December 31, 2015

(1) Basis of Presentation

On August 2, 2016, American Housing Income Trust, Inc. (the “Company”) and Northern NM Properties, LLC, a New Mexico limited liability company ("NNMP") closed on the Company's acquisition of six single family residences and four apartment units along with sixteen mobile home spaces (the “Homes”) through an umbrella limited liability partnership organized in Maryland called "AHIT Northern NM Properties, LLP" ("AHIT Northern") for a total consideration of $1,333,000.

The accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and operating expenses of the Homes, exclusive of interest expense, depreciation and amortization, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Homes.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2016 included in this report is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(2) Significant Accounting Policies

Revenue Recognition

The Homes’ operations consist of rental revenue earned from tenants under individual leasing arrangements for each property for rent. Rental revenue is recognized when due from residents and is recognized monthly as it is earned.

Property Operating and Maintenance

Property operating and maintenance expenses represent the direct expenses of operating the Homes and consist primarily of utilities, repairs and maintenance, and other operating expenses that are expected to continue in the proposed future operations of the Homes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

(3) Rental Revenue

The aggregate annual minimum cash payments to be received on the operating leases in effect as of December 31, 2015 are as follows:

Year ending December 31	Amount
2016	$3,365
2017	–

Total	$3,365

Total minimum future rental revenue represents the base rent that the tenant is required to pay under the terms of its lease in effect at December 31, 2015 exclusive of charges for operating expenses and real estate taxes.

(4) Subsequent Events

Management has evaluated all events and transactions that occurred after December 31, 2015 through October 6, 2016, the date which the statement was available to be issued, and noted no reportable events.

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